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CUSIP No.      817648108             13G                       Page 7 of 8 Pages



                          EXHIBIT 1 TO SCHEDULE 13G
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                                July 11, 1997
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           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY

         ASSET MANAGEMENT INC., hereby agree that, unless differentiated,

         this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY ASSET MANAGEMENT INC.

   BY:      /s/ DONALD P. RYAN
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            Donald P. Ryan/ Vice President, Morgan Stanley Asset
                            Management Inc.



            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

   BY:      /s/ BRUCE BROMBERG
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            Bruce Bromberg / Morgan Stanley & Co., Incorporated